Exhibit 14(b)

AMENDED APPENDIX A

BlackRock Funds III Multi-Class Money Market Funds	Maximum 12b-1 Fee	Administration Fee	Maximum Shareholder Servicing Fee[1]	Maximum Processing Fee[1]	Minimum Investment	Maximum Initial Sales Charge/CDSC	Conversion Features/ Exchange Privileges
a. Institutional Money Market Fund
Aon Captives Share Class Institutional Class Capital Share Class Premium Class Select Class SL Agency Share Class Trust Class	0.10% None None None None None None	0.05% 0.05% 0.07% 0.10% 0.15% 0.02% 0.38%	0.05% 0.05% 0.07% 0.10% 0.15% None 0.25%	None None None None None None 0.13%	$500,000 $100 million $25 million $10 million $1 million N/A2 $100,000	None None None None None None None	None None None None None None None

b. Prime Money Market Fund
Institutional Class Capital Share Class Premium Class Select Class SL Agency Share Class Trust Class	None None None None None None	0.05% 0.07% 0.10% 0.15% 0.02% 0.38%	0.05% 0.07% 0.10% 0.15% None 0.25%	None None None None None 0.13%	$100 million $25 million $10 million $1 million N/A2 $100,000	None None None None None None	None None None None None None

c. Government Money Market Fund
Institutional Class Capital Share Class Premium Class Select Class SL Agency Share Class Trust Class	None None None None None None	0.05% 0.07% 0.10% 0.15% 0.02% 0.38%	0.05% 0.07% 0.10% 0.15% None 0.25%	None None None None None 0.13%	$100 million $25 million $10 million $1 million N/A2 $100,000	None None None None None None	None None None None None None

d. Treasury Money Market Fund
Institutional Class Capital Share Class Premium Class Select Class SL Agency Share Class Trust Class	None None None None None None	0.05% 0.07% 0.10% 0.15% 0.02% 0.38%	0.05% 0.07% 0.10% 0.15% None 0.25%	None None None None None 0.13%	$100 million $25 million $10 million $1 million N/A2 $100,000	None None None None None None	None None None None None None

[1]	All shareholder servicing fees and processing fees will be paid by the Funds’ administrator; so shareholders will not bear any of these fees in addition to the administration fee.

[2]

Although the Class SL Agency shares do not have a minimum investment, they shall only be made available to clients of BlackRock Fund Advisors and its affiliates for the investment of securities lending collateral.

Investor A, Investor C, Institutional and Class R

Each of LifePath Retirement Portfolio, LifePath 2020 Portfolio, LifePath 2025 Portfolio, LifePath 2030 Portfolio, LifePath 2035 Portfolio, LifePath 2040 Portfolio, LifePath 2045 Portfolio, LifePath 2050 Portfolio and LifePath 2055 Portfolio (collectively, the “LifePath Portfolios”) may offer any of the following classes of shares: Investor A Shares, Investor C Shares, Institutional Shares, Class R Shares, and Class K Shares. Each of Blackrock BlackRock Bond Index Fund, BlackRock Russell 1000 Index Fund and BlackRock ACWI ex-US Index Fund (collectively, with the LifePath Portfolios, the “Funds”) may offer any of the following classes of shares: Investor A Shares, Institutional Shares and Class K Shares. The different shares classes of the Funds are differentiated as follows:

Investor A Shares

Investor A Shares shall be available for purchase through securities brokers, dealers or financial institutions or through the Fund’s transfer agent, subject to restrictions described in their prospectus.

Investor A Shares shall be subject to a front-end sales charge at the rates (and subject to the reductions and exemptions) described in their prospectus. When the aggregate offering price of Investor A Shares of the Funds purchased by an investor qualifies the investor to purchase such shares without paying a front-end sales charge, a contingent deferred sales charge may be imposed at the rates (and subject to the reductions and exemptions) described in the prospectus.

Investor A Shares of a Fund shall bear the expense of distribution, shareholder servicing and administration fees described in the prospectus, if any.

Distribution fees shall be payable to the Fund’s distributor and/or to BlackRock Fund Advisors or any other affiliate of PNC Bank, National Association or Merrill Lynch & Co., Inc. (collectively, “BlackRock Advisors”) primarily: (i) to compensate the distributor for distribution and sales support services and to reimburse the distributor for related expenses, including payments to brokers, dealers, other financial institutions or other industry professionals (collectively, “Selling Agents”) for sales support services; and (ii) to compensate BlackRock Advisors for sales support services and to reimburse BlackRock Advisors for related expenses, including payments to Selling Agents for sales support services. The Fund’s distributor, BlackRock Advisors and other parties may each make payments without limitation as to amount in connection with distribution or sales support activities relating to Investor A Shares out of its past profits or any additional sources (other than distribution fees) which are available to it.

Shareholder servicing fees shall be payable to brokers, dealers, other financial institutions or other industry professionals (including BlackRock Advisors) (collectively, “Service Agents”) for general shareholder liaison services.

Administration fees shall be payable to the Fund’s administrator for supervising the Fund’s administrative operations and providing certain other administrative services reasonably necessary for the operation of the Fund. The Fund’s administrator may also pay third parties to provide such services.

Investor C Shares

Investor C Shares shall be available for purchase through securities brokers, dealers or financial institutions or through the LifePath Portfolio’s transfer agent, subject to restrictions described in their prospectus. Investor C Shares of the LifePath Portfolios generally shall be subject to a contingent deferred sales charge at the rates (and subject to the reductions and exemptions) described in their prospectus.

Investor C Shares of a LifePath Portfolio shall bear the expense of distribution, shareholder servicing and administration fees described in the prospectus, if any.

Distribution fees shall be payable to the LifePath Portfolio’s distributor and/or to BlackRock Advisors primarily: (i) to compensate the distributor for distribution and sales support services and to reimburse the distributor for related expenses, including payments to Selling Agents for sales support services; and (ii) to compensate BlackRock Advisors for sales support services and to reimburse BlackRock Advisors for related expenses, including payments to Selling Agents for sales support services. The LifePath Portfolio’s distributor, BlackRock Advisors and other parties may each make payments without limitation as to amount in connection with distribution or sales support activities relating to Investor C Shares out of its past profits or any additional sources (other than distribution fees) which are available to it.

Shareholder servicing fees shall be payable to Service Agents for general shareholder liaison services.

Administration fees shall be payable to the LifePath Portfolio’s administrator for supervising the LifePath Portfolio’s administrative operations and providing certain other administrative services reasonably necessary for the operation of the LifePath Portfolio. The LifePath Portfolio’s administrator may also pay third parties to provide such services.

Institutional Shares

Institutional Shares shall be available from the distributor for purchase by institutional investors, individuals, registered investment advisers and others meeting certain minimum investment and other requirements described in the prospectus. Institutional Shares shall not be subject to a sales charge or a separate fee payable pursuant to any distribution plan or shareholder servicing plan. The Fund’s distributor, BlackRock Advisors and other parties may each make payments without limitation as to amount in connection with distribution or sales support activities relating to Institutional Shares out of its past profits or any sources which are available to it.

Institutional Shares shall bear the expense of administration fees described in the prospectus, if any. Administration fees shall be payable to the Fund’s administrator for supervising the Fund’s administrative operations and providing certain other administrative services reasonably necessary for the operation of the Fund. The Fund’s administrator may also pay third parties to provide such services.

Class R Shares

Class R Shares shall be available for purchase only through certain retirement plans, subject to restrictions described in their prospectus. Class R Shares of a LifePath Portfolio shall not be subject to a sales charge.

Class R Shares of a LifePath Portfolio shall bear the expense of distribution, shareholder servicing and administration fees described in the prospectus, if any.

Distribution fees shall be payable to the LifePath Portfolio’s distributor and/or to BlackRock Advisors primarily: (i) to compensate the distributor for distribution and sales support services and to reimburse the distributor for related expenses, including payments to Selling Agents for sales support services; and (ii) to compensate BlackRock Advisors for sales support services and to reimburse BlackRock Advisors for related expenses, including payments to Selling Agents for sales support services. The LifePath Portfolio’s distributor, BlackRock Advisors and other parties may each make payments without limitation as to amount in connection with distribution or sales support activities relating to Class R Shares out of its past profits or any additional sources (other than distribution fees) which are available to it.

Shareholder servicing fees shall be payable to Service Agents for general shareholder liaison services.

Administration fees shall be payable to the LifePath Portfolio’s administrator for supervising the LifePath Portfolio’s administrative operations and providing certain other administrative services reasonably necessary for the operation of the LifePath Portfolio. The LifePath Portfolio’s administrator may also pay third parties to provide such services.

Class K Shares

Class K shares shall be available only to (i) qualified recordkeepers with a distribution and/or fund servicing agreement (establishing an omnibus trading relationship) maintained with the Funds’ distributor, (ii) defined benefit plans, defined contribution plans, endowments and foundations with greater than $100 million in a qualified tax-exempt plan, and (iii) employers with greater than $100 million in the aggregate between qualified and non-qualified plans that they sponsor.

Class K shares are not subject to sales charges or distribution fees.

Amended and approved by the Board of Trustees of BlackRock Funds III on February 14, 2011.

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